U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016 (September 30, 2016)

MTGE Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 12th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9220

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws.
On September 30, 2016, American Capital Mortgage Investment Corp. changed its legal name to “MTGE Investment Corp.” (the “Company”). The name change was effected through the filing of Articles of Amendment to the Amended and Restated Articles of Formation of the Company with the State of Maryland Department of Assessments and Taxation.
A copy of the Articles of Amendment, as filed with the Maryland Department of Assessments and Taxation, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Also on September 30, 2016, the bylaws of the Company were amended to reflect the name change. A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
The name change does not in any way affect the rights or interests of the Company’s stockholders or other stakeholders. The Company’s common stock will continue to trade on the NASDAQ Global Select Market under the ticker symbol “MTGE.” With the exception of the name change, there were no changes to the Company’s certificate of incorporation or bylaws.
Item 8.01. Other Events.
On October 3, 2016, the Company issued a press release announcing the name change. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
3.1	Articles of Amendment, as filed with the State of Maryland Department of Assessments and Taxation, effective September 30, 2016.
3.2	Amended and Restated Bylaws of MTGE Investment Corp., effective September 30, 2016.
99.1	Press Release dated October 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTGE INVESTMENT CORP.
Dated: October 3, 2016	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack Senior Vice President, Chief Compliance Officer and Secretary